UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2026

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported preliminary, unaudited financial results for the 2025 fourth quarter (the “Preliminary Q4 2025 Results”).

The Company will release its full 2025 fourth quarter results after the market closes on Wednesday, January 28, 2026, and will then hold its quarterly conference call with analysts and investors at 4:30 p.m. ET that afternoon to discuss the fourth quarter results.

Based on current information, the Company expects to report total revenue of $1,174 million in the 2025 fourth quarter, compared to $1,209 million in the 2024 fourth quarter, and basic and diluted earnings per share (“EPS”) of $0.70 for the 2025 fourth quarter, compared to $1.31 in the 2024 fourth quarter. Highly elevated insurance and claims costs of $56 million, including $22.0 million (or $0.49 per share) of discrete items as further described below, had a significant adverse impact on the Company’s anticipated results for the 2025 fourth quarter.

The Company expects to report that during the 2025 fourth quarter, truck revenue per load increased approximately 1% compared to the 2024 fourth quarter, while the number of loads hauled via truck decreased approximately 1% compared to the 2024 fourth quarter. The Company attributes the increase in revenue per load on loads hauled via truck in the 2025 fourth quarter compared to the 2024 fourth quarter primarily to strength in revenue per load on loads hauled via unsided/platform equipment, partially offset by decreased revenue per load on loads hauled via van equipment, and the decrease in loads hauled via truck in the 2025 fourth quarter compared to the 2024 fourth quarter primarily to decreased van loadings, largely offset by increased unsided/platform loadings. Overall truck revenue per load increased approximately 6% from fiscal October 2025 to fiscal December 2025, which the Company attributes to supply driven catalysts in the truck capacity marketplace during the 2025 fourth quarter.

The Company also expects to report 2025 fourth quarter operating income of $30 million, as well as cash and short-term investments of approximately $452 million as of December 27, 2025.

As referenced above, the following items are expected to be reflected in insurance and claims for the 2025 fourth quarter:

1.

$11.0 million, or $0.24 per share, of costs related to two separate tragic vehicular accidents which occurred during the 2025 fourth fiscal quarter. One of these two accidents was referenced in Part II, Item 5 of the Company’s Form 10-Q for the 2025 third quarter, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 28, 2025.

2.

$5.7 million, or $0.13 per share, related to adverse development in the matter of Eduardo Cabral, et. al. v. Landstar Ranger, Inc., et. al. (the “Cabral Matter”). Reference is made to prior disclosure regarding the Cabral Matter in the Company’s Quarterly Report on Form 10-Q for the 2025 second quarter filed with the SEC on July 29, 2025, the Current Report on Form 8-K filed with the SEC on August 13, 2025, and the Quarterly Report on Form 10-Q for the 2025 third quarter filed with the SEC on October 28, 2025. As previously disclosed, a trial verdict (the “Verdict”) was rendered on August 6, 2025 in state court in El Paso County, Texas, in the Cabral Matter. The Verdict included a determination by the jury that Landstar Ranger, Inc. (“Landstar Ranger”) acted as a broker and not as a motor carrier with respect to the transportation of the shipment involved in a tragic accident. The Verdict also determined total monetary damages of $22.8 million and that 15% of such damages, or $3.42 million, was attributable to Landstar Ranger, with the remainder of the total monetary damages attributable to the hauling motor carrier and the hauling motor carrier’s employee truck driver. On January 13, 2026, the trial court entered a judgment (the “Judgment”) with respect to the Verdict that found Landstar Ranger financially responsible for 100%, rather than 15%, of the $22.8 million of monetary damages awarded to the plaintiffs, plus pre-judgment interest. As a result of the Judgment, the Company recorded a pre-tax charge of approximately $5.7 million during the 2025 fourth fiscal quarter to insurance and claim costs. The Company intends to vigorously appeal the Cabral Matter, including the Judgment; however, no assurances can be provided as to the probability of success with respect to any potential appeals relating to the Cabral Matter, generally, or the Judgment, specifically, or the ultimate outcome of any such appeals.

3.

$5.3 million, or $0.12 per share, related to an increase in the Company’s actuarily determined claim reserves. As previously disclosed, Landstar provides for the estimated costs of self-insured claims primarily on an actuarial basis as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the 2025 third quarter filed with the SEC on October 28, 2025. In connection with the preparation of the Company’s third quarter and year-end financial statements, the Company retains an independent third-party actuary (the “Actuary”) to assist it in determining the overall accrual for claims. The Actuary uses information regarding the Company’s historical claim experience as well as industrywide claim experience in performing its analysis. After reviewing the Actuary’s report for, among other things, consistency of methodology, reasonableness of assumptions used and mathematical accuracy, the Company reports its aggregate claim reserves on its third quarter and year-end financial statements at a point within a range provided by the Actuary that management believes provides the best estimate of the cost of claims as of that time. In connection with the challenging insurance and claims environment experienced by the trucking industry in recent years, there has been a significant increase in claims involving liability in excess of $1 million per claim. The increase in the Company’s actuarily determined claim reserves as of the end of the 2025 fourth quarter is primarily due to the impact of an increase in the anticipated loss exposure for claims above $1 million.

In addition to the insurance and claims items referenced above, the Company also recorded $2.1 million of additional non-cash impairment charges, or $0.05 per share, related to the ongoing sales process of Landstar Metro, S.A.P.I. de C.V., the Company’s wholly-owned Mexican operating subsidiary, which was referenced in the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2025.

Preliminary Q4 2025 Results

The Preliminary Q4 2025 Results are preliminary and subject to the Company’s fourth quarter closing, accounting and reporting processes. As a result, the Preliminary Q4 2025 Results may change in connection with the finalization of the Company’s closing, accounting and reporting processes, and the Preliminary Q4 2025 Results may not represent the actual financial results for the 2025 fourth quarter and 2025 fiscal year. In addition, the Preliminary Q4 2025 Results are not a comprehensive statement of the Company’s financial results for the 2025 fourth quarter or any other period, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles and are not necessarily indicative of the Company’s results for any future period.

The information furnished under Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements.” This Form 8-K contains forward-looking statements, such as statements which relate to the Company’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are, by nature, subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in the Company’s Form 10-K for the 2024 fiscal year, described in Part I, Item 1A Risk Factors, the Company’s Form 10-Q for the 2025 first quarter, described in Part II, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: January 21, 2026	By:	/s/ James P. Todd
	Name:	James P. Todd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary